Calculation of Filing Fee Tables
S-3
Orchid Island Capital, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Other	Units	457(r)				0.0001381
Fees to be Paid	6	Equity	Common Stock	457(o)	569,071	$ 7.43	$ 4,225,352.18	0.0001381	$ 583.52
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock	415(a)(6)						S-3	333-269339	01/27/2023
Carry Forward Securities		Equity	Preferred Stock	415(a)(6)						S-3	333-269339	01/27/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-269339	01/27/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-269339	01/27/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-269339	01/27/2023
Carry Forward Securities	7	Unallocated (Universal) Shelf		415(a)(6)			$ 76,161,142.46			S-3	333-269339	01/27/2023	$ 8,392.96
			Total Offering Amounts:				$ 80,386,494.64		$ 583.52
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 582.53
			Net Fee Due:						$ 0.99
Offering Note
[1]	An unspecified number or amount of the securities of each identified class of securities is being registered as may be offered and sold from time to time at indeterminate prices. There is also being registered hereunder an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the Registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The Registrant is relying on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee (except with respect to the carry forward securities identified in the table above, which registration fees have already been paid). In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee rate in effect on the date of such fee payment.

[2]	An unspecified number or amount of the securities of each identified class of securities is being registered as may be offered and sold from time to time at indeterminate prices. There is also being registered hereunder an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the Registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The Registrant is relying on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee (except with respect to the carry forward securities identified in the table above, which registration fees have already been paid). In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee rate in effect on the date of such fee payment.

[3]	An unspecified number or amount of the securities of each identified class of securities is being registered as may be offered and sold from time to time at indeterminate prices. There is also being registered hereunder an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the Registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The Registrant is relying on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee (except with respect to the carry forward securities identified in the table above, which registration fees have already been paid). In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee rate in effect on the date of such fee payment.

[4]	An unspecified number or amount of the securities of each identified class of securities is being registered as may be offered and sold from time to time at indeterminate prices. There is also being registered hereunder an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the Registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The Registrant is relying on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee (except with respect to the carry forward securities identified in the table above, which registration fees have already been paid). In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee rate in effect on the date of such fee payment.

[5]	An unspecified number or amount of the securities of each identified class of securities is being registered as may be offered and sold from time to time at indeterminate prices. There is also being registered hereunder an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the Registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The Registrant is relying on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee (except with respect to the carry forward securities identified in the table above, which registration fees have already been paid). In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee rate in effect on the date of such fee payment.

[6]	The Registrant previously registered 569,071 shares of common stock in a secondary offering pursuant to the Registration Statement on Form S-3 (No. 333-269339) filed with the SEC on January 20, 2023 and declared effective on January 27, 2023 (the "2023 Registration Statement") with an aggregate offering price not to exceed $6,771,944.90, all of which remain unsold (the "Unsold Secondary Shares"). Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby applies $582.53 of the $746.27 registration fee previously paid in connection with the 2023 Registration Statement with respect to the Unsold Secondary Shares to offset the filing fee payable in connection with the registration of the shares of common stock for resale by the selling stockholders named in the Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Secondary Shares under the 2023 Registration Statement will be terminated concurrently with the filing of this Registration Statement. Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices reported for the Registrant's common stock quoted on the New York Stock Exchange on October 20, 2025.

[7]	The Registrant previously registered $1,000,000,000 in aggregate offering price of securities in a primary offering pursuant to the 2023 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement $76,161,142.46 in aggregate offering price of securities that were initially registered in the primary offering under the 2023 Registration Statement and remain unsold (the "Unsold Securities"). The Registrant previously paid a filing fee of $8,392.96 with respect to the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2023 Registration Statement), which will be applied to securities that may be registered pursuant to this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the 2023 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Orchid Island Capital, Inc.	S-3	333-269339	01/20/2023		$ 582.53	Equity	Common Stock	569,071	$ 4,225,352.18
Fee Offset Sources	2	Orchid Island Capital, Inc.	S-3	333-269339		01/20/2023						$ 746.27
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously registered 569,071 shares of common stock in a secondary offering pursuant to the Registration Statement on Form S-3 (No. 333-269339) filed with the SEC on January 20, 2023 and declared effective on January 27, 2023 (the "2023 Registration Statement") with an aggregate offering price not to exceed $6,771,944.90, all of which remain unsold (the "Unsold Secondary Shares"). Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby applies $582.53 of the $746.27 registration fee previously paid in connection with the 2023 Registration Statement with respect to the Unsold Secondary Shares to offset the filing fee payable in connection with the registration of the shares of common stock for resale by the selling stockholders named in the Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Secondary Shares under the 2023 Registration Statement will be terminated concurrently with the filing of this Registration Statement. Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices reported for the Registrant's common stock quoted on the New York Stock Exchange on October 20, 2025.

Offset Note
[2]	The Registrant previously registered 569,071 shares of common stock in a secondary offering pursuant to the Registration Statement on Form S-3 (No. 333-269339) filed with the SEC on January 20, 2023 and declared effective on January 27, 2023 (the "2023 Registration Statement") with an aggregate offering price not to exceed $6,771,944.90, all of which remain unsold (the "Unsold Secondary Shares"). Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby applies $582.53 of the $746.27 registration fee previously paid in connection with the 2023 Registration Statement with respect to the Unsold Secondary Shares to offset the filing fee payable in connection with the registration of the shares of common stock for resale by the selling stockholders named in the Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Secondary Shares under the 2023 Registration Statement will be terminated concurrently with the filing of this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A